Exhibit 99.1

NEWS RELEASE

Gryphon Gold Corporation, 611 N Nevada Street, Carson City, NV 89703

Gryphon Gold Provides Operational Update

  Production temporarily curtailed at Borealis Property due to boiler malfunction

  Heavy earth equipment on site for moving new ore to fill expanded heap leach pad

CARSON CITY, NV - January 7, 2013 - Gryphon Gold Corporation (the “Company” or “Gryphon Gold”) (GGN: TSX; GYPH: OTCQB), a gold exploration, development, and production company focused on its Borealis Oxide Heap Leach Project in Nevada (the “Borealis Property”), announced today that it has suspended gold production at its Borealis Property due to equipment failure at its Adsorption Desorption Recovery (ADR) refining facility.

Donald B. Tschabrun, Chief Operating Officer of Gryphon Gold, commented, “The failure of the ADR facility’s boiler has impacted production as we are unable to properly heat the strip solution which enables us to extract the gold. A replacement boiler is currently being inspected and, should it pass inspection, we anticipate it to be delivered, installed and operating by month end provided we are able to continue to fund operations. We are loading the expanded heap leach pad, have installed the conveyor system and are completing the installation of the new crushers. We also have heavy earth moving equipment on site and a drilling and blasting contractor lined up. At this time, we expect to start moving new ore to the expanded pad starting in February. Because of the boiler’s reduced functionality and ultimate failure, production in December and January has been impacted. We have cut back measurably on our operating staff in the meantime to reduce costs.”

Director Resignation

The Company also announced that Terence J. Cryan resigned his position as Director, effective January 1, 2013. In his letter of resignation, he noted that the increase of other commitments have impacted his ability to properly fulfill his role as a director for the Company.

Marvin K. Kaiser, Chairman of the Board, noted, “We will miss Terence’s advice and counsel. He has been instrumental in our efforts to bring the Borealis project back to life as a producing mine. We wish him well in all his endeavors.”

ABOUT GRYPHON GOLD:

Gryphon Gold produces gold from its Borealis Property, which is located in Nevada’s Walker Lane Gold Belt. The Company is expanding its production capacity and advancing the development of the oxide heap leachable gold and silver historically identified that includes both pre-processed and unprocessed ore. Gryphon Gold also plans to further expand and develop the significant sulphide resource available through exploration, metallurgical design and sulphide project permitting and development. The Borealis Property contains unpatented mining claims (including claims leased to the Company’s wholly owned subsidiary) of approximately 20 acres each, totaling about 15,020 acres, which has successful past production.

Gryphon Gold routinely posts news and other important information on its website: www.gryphongold.com.

For further information, please contact:

James T. O’Neil Jr., CEO and Interim CFO	Deborah K. Pawlowski, Kei Advisors LLC
775.883.1456	716.843.3908
joneil@gryphongold.com	dpawlowski@keiadvisors.com

- MORE-

Gryphon Gold Provides Operational Update
January 7, 2013

Safe Harbor Statement
This press release contains “forward-looking statements” and "forward-looking information" within the meaning of United States and Canadian securities laws, which may include, but are not limited to, statements relating to operating results; installation and operation of a boiler and crushers, resumption and expansion of production capacity, expansion of the heap leach pad, development of resources, and plans to advance the development of the Borealis Property. Such forward-looking statements and forward-looking information reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including risks associated with mining operations, risks associated with the installation and operation of new equipment, risks associated with the reduction in revenue from operations for the periods referred to in this release; risks associated with Gryphon’s limited capital resources, risks associated with the oxide heap, risks associated with exploration, metallurgical design and project permitting and development and the risks and uncertainties outlined under the section headings “Forward-Looking Statements” and “Risks Factors and Uncertainties” in the Annual and Quarterly Reports, as filed with the SEC and Canadian securities administrators and in the Company’s other reports, documents, and registration statements filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com ). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. The Company does not undertake to update forward-looking statements or forward-looking information, except as may be required by law. Full financial statements and securities filings are available on the Company’s website: www.gryphongold.com and www.sec.gov or www.sedar.com.

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